UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2007
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction	Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
5208 N.E. 22nd venue, Portland, Oregon 97230
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     TRM ATM Corporation (the “Company”), a subsidiary of TRM Corporation, entered into a Cash Provisioning Agreement (the “Agreement”) with Genpass Technologies LLC, doing business as Elan Financial Services (“Elan”) and Pendum, Inc. (“Pendum”) on August 28, 2007. The Agreement provides that Elan will supply cash, through the services of Pendum, an armored car carrier, to the Company for use in the operation of its ATMs. The term of the Agreement is for a period of one year and automatically renews for additional one month periods unless either party gives the other parties notice of its intent to terminate. The Company and Elan agreed that the initial 90 days of the Agreement will be a pilot period intended for the Company to evaluate the performance of the Elan program. The Company is responsible for the payment of fees related to the use of the cash.
     The Company, Elan and Pendum entered into Amendment No. 1 to the Agreement on May 8, 2008, which changed the term to five years with successive one month renewal periods until terminated.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

10.1	Cash Provisioning Agreement, dated August 28, 2007, by and among Genpass Technologies LLC doing business as Elan Financial Services, TRM ATM Corporation and Pendum, Inc.

10.2	Amendment No. 1 to Cash Provisioning Agreement, dated May 8, 2008, by and among Genpass Technologies LLC doing business as Elan Financial Services, TRM ATM Corporation and Pendum, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Richard B. Stern
Name: Richard B. Stern
Date: August 14, 2008	Title: President and Chief Executive Officer

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